UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement – Joel S. Marcus

On and effective January 5, 2024, Alexandria Real Estate Equities, Inc. (the “Company”) entered into a letter amendment (the “Marcus Amendment”) to the Amended and Restated Executive Employment Agreement, effective January 1, 2015, as amended pursuant to letter agreements dated July 3, 2017, March 20, 2018, January 15, 2019, June 8, 2020 and August 30, 2023 (collectively, the “Marcus Agreement”), between the Company and Joel S. Marcus, the Company’s Executive Chairman.

The Marcus Amendment amends Section 3.4(h)(i) of the Marcus Agreement and Exhibit B thereto to provide that, with respect to any annual long-term incentive compensation award in the form of restricted shares of the Company’s common stock (an “LTI Grant”) granted after the date of the Marcus Amendment: (i) the value of each target LTI Grant will be $3,600,000 (instead of $2,750,000); (ii) 50% of the shares subject to the target LTI Grant (the “Time-Based Stock”) will vest monthly in equal installments over a 48-month period (instead of a 36-month period) following the applicable date of grant based solely on Mr. Marcus’s continued service with the Company; (iii) the remaining 50% of the shares subject to the target LTI Grant (the “Target Performance-Based Stock”) will vest based on certain corporate performance criteria, provided that such number is to be increased by 50% (instead of 56.4%), such that the number of shares subject to the LTI Grant that is subject to performance-based vesting is to be 150% (instead of 156.4%) of the Target Performance-Based Stock (the “Maximum Performance-Based Stock”); and (iv) certain trading restrictions will apply with respect to any vested shares of the Time-Based Stock and the Maximum Performance-Based Stock.

The foregoing description of the Marcus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Marcus Amendment, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2023.

Amendment of Compensatory Arrangement – Peter M. Moglia

On and effective January 5, 2024, the Company entered into a letter amendment (the “Moglia Amendment”) to the Third Amended and Restated Executive Employment Agreement, effective May 22, 2018 (the “Moglia Agreement”), between the Company and Peter M. Moglia, the Company’s Chief Executive Officer and Chief Investment Officer.

The Moglia Amendment amends Section 2.3(a) of the Moglia Agreement and Exhibit B thereto to provide that, with respect to any LTI Grant granted after the date of the Moglia Amendment: (i) the value of each target LTI Grant will be $5,500,000 (instead of $4,500,000); (ii) the Time-Based Stock will vest monthly in equal installments over a 48-month period (instead of a 36-month period) following the applicable date of grant based solely on Mr. Moglia’s continued service with the Company; (iii) the Target Performance-Based Stock will vest based on certain corporate performance criteria, provided that such number is to be increased by 50% (instead of 56.4%), such that the number of shares subject to the LTI Grant that is subject to performance-based vesting is to be 150% (instead of 156.4%) of the Target Performance-Based Stock; and (iv) certain trading restrictions will apply with respect to any vested shares of the Time-Based Stock and the Maximum Performance-Based Stock.

The foregoing description of the Moglia Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Moglia Amendment, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 11, 2024	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer